UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FIESTA RESTAURANT GROUP, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains a letter made available to employees of Registrant on August 7, 2023.

To our team members

I’m reaching out to share some important and positive news about our company. This morning, we announced that we have entered into a definitive agreement to be acquired by Authentic Restaurant Brands (ARB), a portfolio company of Garnett Station Partners. As you may know, ARB is a holding company with a portfolio with extraordinary customer brand loyalty and rich, authentic stories. Current brands include Primanti Bros., PJ Whelihan’s and Mambo Seafood. While our ownership structure will change as a result of this transaction, our values, franchise structure, branding, operations and commitment to providing great food and hospitality to our guests remains the same.

This is an important announcement for Fiesta and we want to make sure you understand what this means for our company, for the Pollo Tropical brand, and what it means for you:

•
Fiesta and Pollo Tropical have a bright future. Our agreement with Authentic Restaurant Brands validates everything we’ve accomplished as a public company. Pollo Tropical has a strong foundation in our markets as a result of our focus on operational excellence and creating a great guest experience for all of our guests.

•
We believe this transaction is the best path forward for our company. Our Board of Directors conducted a comprehensive review of our business and determined that the best path forward was to maximize value through a sale of the business and to operate as a private company. In ARB, we have a found a new owner that believes in the Pollo brand and brings the restaurant expertise, resources and flexibility to invest in our continued success.

•
Authentic Restaurant Brands is a great home for Fiesta, Pollo Tropical and our team members. The entire ARB team has extensive restaurant, digital and analytical expertise and a strong track record of partnering with regionally focused brands to help accelerate their growth. Further, they recognize the importance of our franchisees and employees in fulfilling our commitment to delivering great guest service. We are confident ARB is the right partner to support our continued growth.

•
Fiesta’s leadership team will continue to operate Pollo Tropical as an independent brand within the ARB platform. Upon closing, Fiesta will operate as a privately held company and we will continue to operate the Pollo Tropical brand within the ARB platform. Pollo Tropical will remain based in Miami upon closing.

•
It’s business as usual. Fiesta and Pollo Tropical will continue to operate separately from ARB until the transaction closes, which we expect to occur in the fourth quarter of 2023. In terms of next steps, this announcement has no immediate impact on your role or responsibilities. We are counting on you to remain focused on delivering on our key strategic initiatives and providing guests the great food and quality service they have come to expect from us.

We will keep you informed as we move forward. In the meantime, we will be scheduling individual team meetings over the next few days to discuss this announcement in greater detail. If you have any additional questions, please don’t hesitate to reach out to your supervisor or manager.

Today’s announcement will of course bring increased attention on our company. As a reminder, it is important that we continue to speak with one voice. Should you receive any inquiries from the media, please follow our media protocol and contact Lou DiPietro at 774-571-2116 or ldipietro@frgi.com. Inquiries from shareholders or financial analysts should be referred to Raphael Gross at 203-682-8253 or investors@frgi.com.

Finally, we want to thank you for your dedication to Fiesta and Pollo Tropical. Your talent and hard work made this opportunity possible, and your commitment to our guests will continue to be the foundation of our success.

Sincerely,

Dirk Montgomery
President & Chief Executive Officer

Forward-Looking Statements

Matters discussed in this communication, whether written or oral, relating to future events or the Company’s future performance, including any discussion, express or implied, regarding the Company’s anticipated growth, operating results, future earnings per share, plans, objectives, the impact of the Company’s other business initiatives, the impact of the Company’s initiatives designed to strengthen the Company’s liquidity and cash position, including those related to working capital efficiency initiatives and sales of real property and the impact of the COVID-19 pandemic and the Company’s initiatives designed to respond to the COVID-19 pandemic on future sales, margins, earnings and liquidity, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “believe,” “positioned,” “estimate,” “project,” “plan,” “goal,” “target,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on the Company’s forward-looking statements. The Company’s actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in the Company’s public filings with the SEC. Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the proposed transaction include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions, the possibility that the consummation of the proposed transaction is delayed or does not occur, including the failure of the Company’s stockholders to approve the proposed transaction, uncertainty as to whether the parties will be able to complete the proposed transaction on the terms set forth in the merger agreement, uncertainty regarding the timing of the receipt of required regulatory approvals for the proposed transaction and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all, the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the merger agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the proposed transaction and other transactions contemplated by the merger agreement disrupt current plans and operations that may harm the Company’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the proposed transaction, and uncertainty as to the effects of the announcement or pendency of the proposed transaction on the market price of the Company's common stock and/or on its financial performance. All forward-looking statements and the internal projections and beliefs upon which the Company bases its expectations included in this report or other periodic reports represent its estimates as of the date made and should not be relied upon as representing its estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company expects to file a proxy statement, as well as other relevant materials, with the SEC. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (https://www.frgi.com/investor-relations/default.aspx). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at https://www.frgi.com/investor-relations/default.aspx.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2023 annual meeting of stockholders filed with the SEC on March 30, 2023. To the extent the holdings of Company securities by Company directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at https://www.frgi.com/investor-relations/default.aspx. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company expects to file in connection with the proposed transaction and other relevant materials the Company may file with the SEC.